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                                                                    EXHIBIT 10.7

                       ADMINISTRATIVE SERVICES AGREEMENT

This Administrative Services Agreement ("Agreement") is entered into this 7th day of August, 1996 between Teleglobe Inc., a Canada Business Corporation ("TELEGLOBE"), and Teleglobe Mobile Partners, a Delaware general partnership ("TMP").


                                   WITNESSETH

WHEREAS Orbital Sciences Corporation, Orbital Communications Corporation ("ORBCOMM"), TELEGLOBE and TMP have entered into agreements for the development, construction, operation and marketing of a global digital satellite communications system of low-Earth orbit satellites and terrestrial facilities intended to provide two-way data and message communications and position determination services throughout the world (the "ORBCOMM System") and related activities in connection therewith; and

WHEREAS TMP desires to enter into this Agreement with TELEGLOBE for the purpose of having TELEGLOBE perform on behalf of TMP the services set forth herein in accordance with the terms and conditions hereof

NOW THEREFORE, in consideration of the covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


a)   SERVICES TO BE PROVIDED

     (i)  TELEGLOBE Services

          Teleglobe shall provide to TMP the services specified in Schedule 1 hereto (the "Services") and will charge back TMP for said Services, as set forth in Schedule 1, attached hereto.

     (ii) Manner of Furnishing Services

          TELEGLOBE shall render and perform the Services as an independent contractor in accordance with its own standards for furnishing such services to itself or its subsidiaries at the time the Services are provided, subject to the provisions of this Agreement and with all applicable governmental laws, rules and regulations. Notwithstanding the foregoing, in providing the Services, TELEGLOBE and its directors, officers and employees shall not be responsible, or have any liability, for the accuracy, completeness or timeliness of any advice or service or any report, filing or other document that it or any of them provides, prepares or assists in preparing, except to the extent that any inaccuracy, incompleteness or untimeliness arises from the gross negligence or willful misconduct of TELEGLOBE and its directors, officers and employees from and against any and all damage, cost, loss, liability and expense (including reasonable attorney's fees) in connection with any



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          and all actions or threatened actions arising out of the performance of the Services, except in circumstances where the party who would otherwise be indemnified hereunder has not met the standard of care described in the preceding sentence. In no event shall TELEGLOBE or its directors, officers or employees be liable for any indirect, special or consequential damages in connection with or arising out of the performance of the Services.

b)   TERM OF AGREEMENT

    Term of this Agreement shall be deemed to have commenced on June 30, 1994, and shall continue so long as any of the categories of Services is provided by TELEGLOBE to TMP (the "Term"); provided that TMP shall have the right to terminate the provision by TELEGLOBE of any or all of the categories of Services upon furnishing TELEGLOBE ninety (90) days prior written notice and provided, further, that the parties hereto acknowledge and agree that no monies shall be due and owing hereunder or shall be paid after August 7, 1996 for any Services rendered prior to such date other than for Services that have already been invoiced as of such date in an amount not to exceed CND$ 50,000.


c)  PAYMENT TERMS

    (i)  Payment Date

         Within fifteen (15) days after the end of each calendar month, TELEGLOBE shall invoice TMP for those Services provided by TELEGLOBE to TMP during the preceding month, together with any unbilled or unpaid charges for any prior month. Such invoice shall set forth in detail information supporting the amount of such invoice and shall be due and payable by TMP within thirty (30) days of receipt thereof by TMP.

    (ii) Maintenance of Records

         TELEGLOBE shall maintain those records necessary to support the amount set forth on its invoices.


d)  MISCELLANEOUS

    (i)  Notices

         All notices given under this Agreement must be in writing and sent by hand delivery, by overnight courier or by facsimile transmission (answerback received), to:

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          TMP

          Teleglobe Mobile Partners
          C/O the Managing Partner
          Teleglobe Mobile Investment Inc.
          1000 de La Gauchetiere Street West
          Montreal (Quebec)
          H3B 4X5

          Facsimile: (514) 868-7719
          Attention: Treasurer

          TELEGLOBE

          Teleglobe Inc.
          1000 de La Gauchetiere Street West
          Montreal (Quebec)
          H3B 4X5

          Facsimile:  (514) 868-7438
          Attention:  Corporate Secretary


          or to such other persons or addresses as either party may designate by written notice to the other. All such notices sent to either party shall be effective on the date of actual receipt.

    (ii)  Binding Effect; Assignment

          This Agreement shall be binding upon the parties and their permitted successors and assigns. Neither this Agreement nor any interests or obligations hereunder shall be assigned or transferred (by operation of law or otherwise) to any person without the prior consent of the other party.

    (iii) Entire Agreement

          This Agreement and all attachments (which are hereby made part of this Agreement) contain the entire understanding between the parties and supersede all prior written and oral understandings relating to the subject hereof. No representations, agreements, modifications or understandings not contained herein shall be valid or effective unless agree to in writing and signed by both parties. Any modification or amendment of this Agreement must be in writing and signed by both parties.

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     (iv) Governing Law

          The construction, interpretation and performance of this Agreement, as well as the legal relations of the parties arising hereunder, shall be governed by the and construed in accordance with the laws of the Province of Quebec and applicable laws of Canada, without giving effect to the conflict or choice of law provisions thereof. Neither party may bring any action for a claim under this Agreement later than one (1) year after the termination or expiration of this Agreement.

     (v)  Waiver

          It is understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any conditions of any term or condition. All waivers must be in writing and signed by the party sought to be bound.

     (vi) Severability

          If any part of this Agreement shall be held invalid or unenforceable, such determination shall not affect the validity or enforceability of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated.

    (vii) Headings

          Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

IN WITNESS WHEREOF, the parties have caused this Administrative Services Agreement to be executed as of the day and year first above written.

                                 TELEGLOBE INC.

                                 By: /s/ FRANCOIS LAURIN
                                    -------------------------------
                                    Name:  Francois Laurin
                                    Title: Vice-President, Finance and
                                           Controller


                                 TELEGLOBE MOBILE PARTNERS
                                 (by its Managing Partner Teleglobe Mobile
                                 Investment Inc.)


                                 By: /s/ ANDRE BOURBONNAIS
                                    -------------------------------
                                    Name:  Andre Bourbonnais
                                    Title: Secretary


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                             SCHEDULE 1 - SERVICES



Upon the request of TMP from time to time, TELEGLOBE shall provide management services such as accounting services, legal advice and technical support to TMP for the ORBCOMM System.

In consideration of the provision of the Services by TELEGLOBE to TMP, TMP shall reimburse TELEGLOBE the following expenses incurred by TELEGLOBE:

a) any direct out-of-pocket expenses incurred in connection with the provision of the Services such as:

     (i) travel and accommodation expenses of TELEGLOBE's employees or representatives for necessary business trips made for the provision of the Services;

     (ii) professional fees and disbursements of external experts such as outside legal counsels, accountants and other professionals from whom TELEGLOBE has retained the services for the provision of the Services; and

    (iii) cost of any office supply or material used by TELEGLOBE for the provision of the Services; and

b) total remuneration (salary and fringe benefits) of TELEGLOBE's employees directly affected to the provision of the Services.

Except for such reimbursement of the expenses incurred by TELEGLOBE, no other compensation or remuneration shall be payable to TELEGLOBE by TMP pursuant to this Administrative Services Agreement.


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